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                                                                  Exhibit 10.25a

                       AMENDMENT TO STOCKHOLDERS AGREEMENT
                       -----------------------------------


         NOW COME Sygnet Wireless, Inc., an Ohio Corporation (the "Company"); Boston Ventures Limited Partnership V, a Delaware limited partnership ("Boston Ventures"); and J.D. Williamson, II and Warren P. Williamson, III, each an individual resident of Ohio (the "Williamsons"), and, as of the 16th day of December, 1997, make the following amendments to the Stockholders Agreement dated as of June 20, 1997 by and among each of them.

         WHEREAS, the Stockholders Agreement requires that each transferee of Stock from either of the Williamsons agrees to become a signatory to the Stockholders Agreement and to be bound by all of the terms of the Stockholders Agreement as a Stockholder; and,

         WHEREAS, the Stockholders Agreement is ambiguous as to whether the transferee becomes bound by the Stockholders Agreement for all Stock owned by him or only for that Stock transferred to him by the Williamsons after the effective date of the Stockholders Agreement; and,

         WHEREAS, the parties to the Stockholders Agreement desire to clarify the above ambiguity.

         IT IS, THEREFORE, AGREED that the sections of the Stockholders Agreement set forth below be, and hereby are, amended as follows:

         SECTION 1.01. CERTAIN DEFINITIONS. As used herein, "INVESTMENT AGREEMENT" means the Investment Agreement dated June 20, 1997 among the Company and Boston Ventures, as amended from time to time. As used herein, "ORIGINAL STOCKHOLDERS" means (a) the Williamsons and (b) each other person, firm, corporation, or other entity (other than an Investor) to whom the Williamsons or another Original Stockholder transfers Stock on or after June 20, 1997, but said transferee (other than the Williamsons) shall be deemed to be an Original Stockholder only for those shares of Stock transferred to the transferee by the Williamsons or another Original Stockholder on or after June 20, 1997 and all shares of Stock issued as a dividend or distribution thereon. As used herein, "INVESTORS" means (a) Boston Ventures and (b) each other person, firm, corporation, or other entity that first becomes a Stockholder as a result of acquiring Stock from Boston Ventures or from another Investor. As used herein, "STOCK" means all outstanding capital stock of the Company. As used herein, "STOCKHOLDERS" means the Investors and the Original Stockholders.


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         SECTION 4.05. TRANSFEREES OF STOCKHOLDERS. No Stockholder shall transfer any Stock (except to the Company) unless the person, firm, corporation, or other entity so acquiring such Stock shall first become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement as a Stockholder for all shares of Stock transferred to the transferee subsequent to the execution of this Agreement and all shares of Stock issued as a dividend or distribution thereon. The Company shall not, from and after any transfer of any share of Stock made in violation of this Agreement, transfer any such shares of Stock on its books; treat as the owner of such shares of Stock any person or entity to which any such shares of Stock have been transferred; or accord the right to vote such Stock or pay dividends on such Stock to any person or entity to which any such shares of Stock have been transferred.




         WITNESS our signatures this ____ day of December, 1997.






SYGNET WIRELESS, INC.                    BOSTON VENTURES LIMITED PARTNERSHIP V


By:                                      By:
   --------------------------------         --------------------------------
Its:                                     Its:
   --------------------------------         --------------------------------



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J.D. Williamson, II                       Warren P. Williamson, III